Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 2-83780, 2-81019, 33-42536, 33-65077, 33-54045, 333-40991, 333-55667, 333-55669, 333-57774, 333-147057, 333-147059, 333-173830, 333-182155, 333-182156, 333-186361, and 333-214151) and Form S-3ASR (No. 333-182121 and 333-214152) of Carpenter Technology Corporation of our report dated August 11, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
August 11, 2017